CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 73 to Registration Statement No. 333-125751 on Form N-1A of our reports dated February 28, 2013, relating to the financial statements and financial highlights of First Trust Exchange-Traded Fund, comprised of First Trust CBOE S&P 500 VIX Tail Hedge Fund, First Trust Dow Jones Internet Index(SM) Fund, First Trust Dow Jones Select MicroCap Index(SM) Fund, First Trust ISE Chindia Index Fund, First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund, First Trust Morningstar Dividend Leaders Index Fund, First Trust NASDAQ-100 Equal Weighted Index(SM) Fund, First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund, First Trust NASDAQ-100-Technology Sector Index(SM) Fund, First Trust NASDAQ(R) ABA Community Bank Index Fund, First Trust NASDAQ(R) Clean Edge(R) Green Energy Index(SM) Fund, First Trust NYSE Arca Biotechnology Index Fund, First Trust S&P REIT Index Fund, First Trust Strategic Value Index Fund, First Trust US IPO Index Fund, First Trust Value Line(R) 100 Exchange-Traded Fund, First Trust Value Line(R) Dividend Index Fund, and First Trust Value Line(R) Equity Allocation Index Fund, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund for the year or period ended December 31, 2012 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 29, 2013